UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 25, 2018
Jones Lang LaSalle Income Property Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-51948	20-1432284
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

333 West Wacker Drive, Chicago, IL		60606
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (312) 897-4000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 - Other Events
On September 25, 2018, JLL Income Property Trust issued a press release announcing that it has earned a 4-star GRESB Rating in the 2018 Real Estate Assessment, and in so doing has become the first NAV REIT to be rated by the leading, institutionally accepted, global non-profit agency committed to creating better places for people and communities. GRESB, which stands for Global Real Estate Sustainability Benchmark, evaluates the environmental, social and governance (ESG) performance of real estate investment portfolios worldwide.
The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.
The information in this Current Report is furnished pursuant to Item 7 and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. This information will not be deemed an admission as to the materiality of any information contained herein that is required to be disclosed solely by Regulation FD.
Item 9.01 - Financial Statements and Exhibits
(d) Exhibits.

Exhibit Number	Description
99.1	Press release issued by Jones Lang LaSalle Income Property Trust, Inc. on September 25, 2018, announcing earning of a 4-star GRESB rating in the 2018 Real Estate Assessment.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JONES LANG LASALLE INCOME PROPERTY TRUST, INC.

By:	/s/ Gregory A. Falk
Name: Gregory A. Falk
Title: Chief Financial Officer and Treasurer

Date: September 26, 2018

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release issued by Jones Lang LaSalle Income Property Trust, Inc. on September 25, 2018, announcing earning of a 4-star GRESB rating in the 2018 Real Estate Assessment.